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Exhibit 10.3

SECOND AMENDMENT

        THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into this 30th day of October, 2003 by and among the persons executing this Amendment as banks (the "Banks"), Crosstex Energy Services, L.P., a Delaware limited partnership (the "Borrower"), and Union Bank of California, N.A., as administrative agent (the "Administrative Agent").

BACKGROUND

        A.    The Banks, the Administrative Agent and the Borrower are parties to that certain Second Amended and Restated Credit Agreement dated as of November 26, 2002, as amended by the First Amendment dated as of June 3, 2003 (said Agreement, as so amended, herein called the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein.

        B.    The Borrower has requested, and the Banks have agreed, to increase the aggregate amount of the Revolver B Commitments to $50,000,000 and make certain other amendments to the Credit Agreement.

        C.    In addition, the parties hereto wish to add Bank of America, N.A. as a "Bank" under the Credit Agreement (the "New Bank").

AGREEMENT

        NOW THEREFORE, in connection of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1. Amendments.

          (a)   Schedules 1 and 2 to the Credit Agreement are hereby deleted in their entirety and Schedules 1 and 2 attached hereto are hereby substituted therefor.

          (b)   Section 2.01(b) of the Credit Agreement is hereby amended by replacing "$10,000,000" with "$25,000,000" in the second proviso of the first sentence thereof.

          (c)   Section 2.06(d) of the Credit Agreement is hereby deleted in its entirety.

Section 2. Conditions Precedent. This Amendment shall become effective as of the date first set forth above when:

          (a)   the Borrower shall have paid to the Administrative Agent for the account of each Bank (other than the New Bank) a non-refundable amendment fee of $5,000.00 and all costs and expenses which have been invoiced and are payable pursuant to Section 9.04 of the Credit Agreement;

          (b)   all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested by the Administrative Agent:

            (i)    this Amendment, duly executed by the Borrower, the Banks, the Administrative Agent, the Syndication Agent and the Documentation Agent;

            (ii)   new Revolver A Notes in favor of each of the Banks, each in the face amount of such Bank's Revolver A Commitment and duly executed by the Borrower (the "New Revolver A Notes");

            (iii)  new Revolver B Notes in favor of each of the Banks, each in the face amount of such Bank's Revolver B Commitment and duly executed by the Borrower (the "New Revolver B Notes"; together with the New Revolver A Notes, the "New Notes");

            (iv)  one or more consents to this Amendment, duly executed by each Guarantor that has previously executed a Guaranty;

            (v)   written consent to this Amendment, duly executed by Required Holders (as defined in the Note Agreement);

            (vi)  a certificate from a Responsible Officer stating that (A) all representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Credit Documents to which it is a party are true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 2 have been met;

            (vii) a certificate of the secretary or assistant secretary of the General Partner certifying as of the date of this Amendment (A) the existence of the Borrower and the General Partner, (B) that there have been no changes to its organizational documents or the Borrower Partnership Agreement since the Effective Date, (C) the resolutions of the General Partner approving this Amendment, and (D) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment and the other Credit Documents executed and delivered on or before the date hereof;

            (viii) a certificate of the secretary or assistant secretary of each of the Guarantors certifying as of the date of this Amendment (A) that there have been no changes to its organizational documents since the Effective Date, (B) the resolutions of the governing body of such Guarantor approving this Amendment, and (C) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment and the other Credit Documents executed and delivered on or before the date hereof;

            (ix)  certificates of good standing, existence and authority for the Borrower, the General Partner and each of the Guarantors from each of the states in which the Borrower, the General Partner and each of the Guarantors is organized; and

            (x)   such other approvals, opinions, evidence and documents as any Bank, through the Administrative Agent, may reasonably request.

          (c)   no event or events has occurred which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

          (d)   no Default shall have occurred and be continuing;

          (e)   the representations and warranties of the Borrower and the Guarantors contained in this Amendment, Article IV of the Credit Agreement and in each of the other Credit Documents executed and delivered on or before date hereof shall be true and correct in all material respects on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date; and

          (f)    no legal or regulatory action or proceeding has commenced and is continuing against the Borrower or any Guarantor which could reasonably be expected to cause a Material Adverse Effect.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Banks and the Administrative Agent as set forth below:

          (a)   The execution, delivery and performance by the Borrower of this Amendment, the New Notes and the Credit Documents, as amended hereby and thereby, to which the Borrower is a party are within the Borrower's legal powers, have been duly authorized by all necessary partnership action and do not (i) contravene the Borrower Partnership Agreement, (ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien (other than any created by the Credit Documents) upon or with respect to any of the properties of the Borrower.

          (b)   No Governmental Action is required for the due execution, delivery or performance by the Borrower or this Amendment, the New Notes or any of the Credit Documents, as amended hereby and thereby, to which the Borrower is a party.

          (c)   This Amendment, the New Notes and each of the Credit Documents, as amended hereby and thereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by general principles of equity.

          (d)   Each of the Security Documents constitutes an Acceptable Security Interest on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby and by the New Notes, and the execution, delivery and performance of this Amendment and the New Notes do not adversely affect any Lien of the Collateral Documents.

          (e)   The quarterly and annual financial statements most recently delivered to the Banks pursuant to Sections 5.01(c) and (d) of the Credit Agreement fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Borrower and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments). Since December 31, 2002 there has been no material and adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary. The Borrower and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

          (f)    There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

          (g)   There has been no amendment to the Borrower Partnership Agreement. The representations and warranties of the Borrower contained in the Credit Documents are correct on and as of the date hereof as though made on and as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

Section 4. Modification and Increase in Commitments. The Borrower, the Administrative Agent, and the Banks hereby agree that the Commitments of the Banks under the Credit Agreement shall be modified to reflect the Commitments for the Banks set forth on the attached Schedule 1 and upon the effectiveness of this Agreement pursuant to Section 2 above, each such Bank's Commitment shall be the Commitment set forth on the attached Schedule 1. On the date here, the New Bank shall pay to the Administrative Agent, for the account of the Banks (other than the New Bank) an amount equal to the New Bank's Pro Rata Share of the outstanding Advances. Such payment shall be made by wire transfer of immediately available funds to an account designated by the Administrative Agent. Upon receipt of such funds, the Administrative Agent shall promptly pay to each Bank, by wire transfer in immediately available funds, the amount of each such Bank's ratable share of such payment, such that after such payment, the Banks (including the New Bank) shall each hold its Pro Rata Share of the Advances.

Section 5. Addition of New Bank. The New Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.05 and 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers as it deems necessary under the Credit Agreement and any other Credit Document as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; and (v) specifies as its Domestic Lending Office (and address for notices) the office set forth beneath its name on Schedule 2 hereto.

Section 6. Reference to and Effect on the Credit Agreement.

          (a)   On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          (b)   Except as specifically amended above and except for the issuance of the New Notes, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby and by the New Notes.

          (c)   Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.

Section 8. Governing Law; Binding Effect. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, and shall be binding upon the Borrower, the Administrative Agent, each Bank and their respective successors and assigns.

Section 9. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

        Effective as of the 30th day of October, 2003.

CROSSTEX ENERGY SERVICES, L.P.
By:	CROSSTEX ENERGY SERVICES GP, LLC, General Partner
	By:	/s/ WILLIAM W. DAVIS William W. Davis Senior Vice President and Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A., as Lead Arranger, Administrative Agent and Bank
By:	/s/ JOHN CLARK
Name:	John Clark
Title:	Vice President
By:	/s/ RANDALL OSTERBERG
Name:	Randall Osterberg
Title:	Senior Vice President

THE ROYAL BANK OF CANADA, as Co-Arranger, Syndication Agent and Bank
By:	/s/ LORNE GARTNER
Name:	Lorne Gartner
Title:	Attorney-in-Fact

FLEET NATIONAL BANK, as Documentation Agent and Bank
By:	/s/ ALLISON I. ROSSI
Name:	Allison I. Rossi
Title:	Director

U.S. BANK NATIONAL ASSOCIATION, as Bank
By:	/s/ MATTHEW J. PURCHASE
Name:	Matthew J. Purchase
Title:	Vice President

BANK OF AMERICA, N.A., as Bank
By:	/s/ STEVEN A. MACKENZIE
Name:	Steven A. Mackenzie
Title:	Vice President

SCHEDULE 1

COMMITMENTS

Bank	Revolver A Commitment	Revolver B Commitment
Union Bank of California, N.A.	$16,625,000.00	$11,875,000.00
Fleet National Bank	$16,625,000.00	$11,875,000.00
The Royal Bank of Canada	$14,000,000.00	$10,000,000.00
U.S. Bank National Association	$11,375,000.00	$8,125,000.00
Bank of America, N.A.	$11,375,000.00	$8,125,000.00

TOTALS	$70,000,000.00	$50,000,000.00

SCHEDULE 2

APPLICABLE LENDING OFFICES; ADDRESS FOR NOTICES

Bank	Domestic and Eurodollar Lending Offices
Union Bank of California, N.A.	445 South Figueroa Street, Suite 1502 Los Angeles, California 90071 Telecopier: 213-236-5747 Attention: Energy Capital Services
The Royal Bank of Canada	New York Branch One Liberty Plaza, 3rd Floor New York, NY 10006-1404 Telephone: (212) 428-6332 Telecopier: (212) 428-2372 Attention: Compton Singh, Liability Officer
With a copy to:
5700 Williams Tower 2800 Post Oak Blvd. Houston, Texas 77056 Phone: 713-899-0234 Fax: 713-899-5624 Attention: Lorne Gartner
Fleet National Bank	100 Federal Street Mail Stop MADE 10008A Boston, Massachusetts 02110 Telecopier: 617-434-3652 Attention: Allison Rossi
U.S. Bank National Association	918 17th Street, 3rd Floor Denver, Colorado 80202 Telecopier: 303-585-4362 Attention: Matthew Purchase
Bank of America, N.A.	TX1-492-67-01 901 Main Street, 67th Floor Dallas, Texas 75202-3714 Telecopier: 214-209-3140 Attention: Steven A. MacKenzie
Address for Notices
Crosstex Energy Services, L.P.	2501 Cedar Springs, Suite 600 Dallas, Texas 75201 Telephone: 214-953-9500 Telecopier: 214-953-9501 Attention: Mr. William W. Davis

Union Bank of California, N.A.	445 South Figueroa Street, Suite 1502 Los Angeles, California 90071 Telecopier: 213-236-5747 Attention: Energy Capital Services
With a copy to:
4200 Lincoln Plaza 500 N. Akard Street Dallas, Texas 75201 Telecopier: 214-922-4209 Attention: John Clark, Vice President
The Royal Bank of Canada	New York Branch One Liberty Plaza, 3rd Floor New York, NY 10006-1404 Telephone: (212) 428-6332 Telecopier: (212) 428-2372 Attention: Compton Singh, Liability Officer
With a copy to:
5700 Williams Tower 2800 Post Oak Blvd. Houston, Texas 77056 Phone: 713-899-0234 Fax: 713-899-5624 Attention: Lorne Gartner
Fleet National Bank	100 Federal Street Mail Stop MADE 10008A Boston, Massachusetts 02110 Telecopier: 617-434-3652 Attention: Allison Rossi
U.S. Bank National Association	918 17th Street, 3rd Floor Denver, Colorado 80202 Telecopier: 303-585-4362 Attention: Matthew Purchase
Bank of America, N.A.	TX1-492-67-01 901 Main Street, 67th Floor Dallas, Texas 75202-3714 Telecopier: 214-209-3140 Attention: Steven A. MacKenzie

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  Exhibit 10.3
SECOND AMENDMENT
  SCHEDULE 1
  SCHEDULE 2